                                                                    EXHIBIT 23-A

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated June 12, 1998 on the consolidated financial statements and the Supplementary Selected Proportionate Results of Operations and the consolidated financial statement schedule of MediaOne Group, Inc., our reports dated February 12, 1998 (except with respect to the matter discussed in Note 21 as to which the date is April 6, 1998) on the consolidated financial statements and the Supplementary Selected Proportionate Results of Operations and the consolidated financial statement schedule of U S WEST, Inc., and our reports dated February 12, 1998 on the combined financial statements and financial statement schedule of New U S WEST, all as of December 31, 1997 and 1996 and for the years then ended, all incorporated by reference in this registration statement on Form S-3 of MediaOne Group, Inc. (the "Registration Statement"), and to all references to our Firm included in this Registration Statement.

                                                 /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
June 18, 1998